EXHIBIT 4.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

URGENT.LY INC.

AMENDED AND RESTATED WARRANT TO PURCHASE STOCK

No. SC-__ Originally Issued December 16, 2021

Amended and Restated October ___, 2023

THIS CERTIFIES THAT, for value received, ______________________ or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Urgent.ly Inc., a Delaware corporation (the “Company”), a number of fully paid and non-assessable shares of Stock equal to the Warrant Coverage, at such times and at the price per share set forth herein.

This Amended and Restated Warrant to Purchase Common Stock (this “Warrant”) amends and restates the Warrant to Purchase Stock originally issued on December 16, 2021, as amended July 12, 2022, in connection with that certain Second Amended and Restated Loan and Security Agreement, dated July 12, 2022, by and among the Company, the lenders from time to time party thereto (including the Holder) (the “Lenders”) and Ocean II PLO LLC, as administrative and collateral agent for Lenders (as amended through the date hereof or hereafter, the “Loan Agreement”).

The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

The following is a statement of the rights of Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.
Definitions; Number and Price of Shares of Stock. Capitalized terms used but not defined herein shall have the meaning provided in the Loan Agreement.
(a)
“Charter” shall mean the Company’s certificate of incorporation filed with the Delaware Secretary of State, as amended from time to time.

(b)
“Common Stock” shall mean the Common Stock of the Company.
(c)
“Company” shall have the meaning provided in the preamble.
(d)
“Date of Issuance” shall mean December 16, 2021.
(e)
“Exercise Price” shall mean $0.01 per share.
(a)
“Fully Diluted Capitalization” shall mean, as of the time any determination is made, the issued and outstanding capital stock of the Company on a fully diluted basis after giving effect to (i) the exercise, conversion and exchange of all options, warrants and all other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and (ii) the issuance of all shares of capital stock reserved under any incentive plan; provided that, in the event that the Warrant is exercised in connection with the Otonomo Acquisition, the Fully Diluted Capitalization shall be calculated as of immediately prior to the Otonomo Acquisition and shall exclude (x) the conversion of any 2022 Notes (as defined in the Otonomo Merger Agreement) that remain outstanding following the 2022 Note Conversions (as defined in the Otonomo Merger Agreement) and are not being converted in connection with the Otonomo Acquisition and (y) shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under the Company’s 2023 Equity Incentive Plan and the Company’s 2023 Employee Stock Purchase Plan.
(f)
“Future Round Stock” shall mean (i) shares of any series of Preferred Stock (including without limitation, the Series C Preferred Stock) sold or issued by the Company in an arms-length financing after August 31, 2022 resulting in gross proceeds of at least $1,000,000, or (ii) shares of Series C Preferred Stock if at least $1,000,000 in principal amount of the 2022 Convertible Notes converts into shares of Series C Preferred Stock while this Warrant is outstanding. For the avoidance of doubt, the Series C Preferred Stock that is issued upon conversion or exercise of the 2021 Convertible Notes or any warrants to acquire Series C Preferred Stock issued to holders of the 2021 Convertible Notes as contemplated in the Recapitalization shall not constitute Future Round Stock as a result of such issuance.
(g)
“Holder” shall have the meaning provided in the preamble.
(h)
“IPO” shall have the meaning provided in Section 2(b)(i).
(i)
“Loan Agreement” shall have the meaning provided in the preamble.
(j)
“Merger Event” shall mean any transaction or series of related transactions involving (i) the consummation of the sale, lease, exclusive license or other transfer of all or substantially all assets of the Company, or (ii) the consummation of any merger, acquisition or consolidation involving the Company in which (A) the Company is not the surviving entity (excluding in all instances a merger or consolidation effected exclusively to change the Company’s jurisdiction of or type of entity), (B) the holders of a majority of the capital stock the Company prior to such transaction are no longer the holders of a majority of the capital stock after such transaction (excluding in all instances a merger or consolidation effected exclusively to change the Company’s jurisdiction of or type of entity), or (C) the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of preferred stock, other securities or property of another entity.

(k)
“Rights Agreement” shall mean that certain Amended and Restated Investors’ Rights Agreement by and among the Company and the Investors named therein dated July 11, 2022.
(l)
“Securities Act” shall mean the Securities Act of 1933, as amended.
(m)
“SPAC” means a company with no commercial operations that is formed to raise capital through a public offering for the purpose of acquiring an existing company, which for the avoidance of doubt, is deemed to be a “blank check” company under applicable U.S. securities laws.
(n)
“SPAC Transaction” means a transaction or a series of related transactions (whether by merger, consolidation, reorganization, business combination, direct private investment, or Permitted Convertible Debt) with a SPAC which results in the Company, a Successor Borrower or Parent being listed on a U.S. national securities exchange or market.
(o)
“Stock” shall mean, at Holder’s written election in connection with the initial exercise of this Warrant, either (i) Common Stock, or (ii) Future Round Stock.
(p)
“Underlying Securities” shall mean the Stock and the shares of Common Stock or other securities or properties issuable upon conversion thereof.
(q)
“Warrant” shall have the meaning provided in the preamble.
(r)
“Warrant Coverage” shall mean, [_____] divided by the Price Factor at the time the Warrant is exercised.
(s)
“Direct Listing” means the Company’s initial listing of its Common Stock on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale to the general public.
(t)
“Parent” means that certain SPAC that is organized under the laws of any state of the United States or the District of Columbia (after giving effect any domestication occurring simultaneously with any SPAC Transaction) and which has Equity Interests listed on a nationally recognized stock exchange in the United States which, upon the consummation of a SPAC Transaction, owns, directly or indirectly, 100% of the Equity Interests of the Company.
(u)
“Preferred Stock” shall mean any class or series of the Company’s capital stock other than the class of Common Stock in existence on July 11, 2022.
(v)
“Price Factor” shall mean 40% of the Otonomo Valuation (as defined in Section 2(b), below) divided by the Fully Diluted Capitalization as of the date the Warrant is exercised.
(w)
“Recapitalization” shall mean the transactions associated with the Company’s July 2022 amendment of credit agreements and associated issuance of the 2022 Convertible Notes

(including any stock issuance, warrant issuance or amendment, or subsequent exchange and/or exercise of such warrants).
(x)
“Series C Preferred Stock” means the Series C Preferred Stock of the Company into which the 2022 Convertible Notes are convertible.
(y)
“SPAC” means a company with no commercial operations that is formed to raise capital through a public offering for the purpose of acquiring an existing company, which for the avoidance of doubt, is deemed to be a “blank check” company under applicable U.S. securities laws.
(z)
“SPAC Transaction” means, collectively, (i) a transaction or a series of related transactions (whether by merger, consolidation, reorganization, business combination or otherwise) with a SPAC in which the outstanding shares of capital stock of the Company, a Parent or any Affiliate thereof or successor thereto are exchanged for or otherwise converted into, or otherwise become securities that are publicly listed on a U.S. national securities exchange.
(aa)
“2022 Convertible Notes” means the convertible promissory notes issued pursuant to the Company’s $30,000,000 Series 2022A convertible debt offering.
(bb)
2021 Convertible Notes” means the convertible promissory notes issued pursuant to the Company’s $39,957,477 Series 2021A convertible debt offering.
2.
Exercise of the Warrant.
(a)
Exercise. The purchase rights represented by this Warrant may be exercised at the election of Holder at any time after the Date of Issuance until the end of the period specified in Section 7, in whole or in part, by:
(i)
the tender to the Company at its principal office (or such other office or agency as the Company may designate in writing) of (A) a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of Holder, and (B) the surrender of this Warrant; and
(ii)
the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of shares of Stock being purchased, by wire transfer, setoff from amounts the Company owes Holder pursuant to the Loan Agreement, or certified cashier’s or other check acceptable to the Company and payable to the order of the Company.
(b)
Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the Fair Market Value per Share (as defined below) is greater than the Exercise Price (at the date of calculation as set forth below), Holder may elect to receive a number of shares of Stock equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise, in which event the Company shall issue to Holder that number of shares of Stock computed using the following formula:

X =	Y (A – B)
A

Where:

X	=	The number of shares of Stock to be issued to Holder
Y	=	The number of shares of Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The fair market value of one share of Stock (at the date of such calculation)
B	=	The Exercise Price (at the date of such calculation)

For purposes of the calculation above, the “Fair Market Value per Share” as of any date shall mean (i) if the Common Stock is then traded on a nationally recognized securities exchange (a “Trading Market”), the closing price or last resale price of a share of Common Stock reported for the trading day immediately before the date on which Holder delivers this Warrant together with this Notice of Exercise to the Company and (ii) if the Common Stock is not then traded on a Trading Market, then an amount per share of Common Stock issued or issuable pursuant to this Warrant equal to the Fair Market Value (as defined below) of the Company as of such date divided by the Fully Diluted Capitalization as of such date.

For purposes of this Section 2(b), the Board of Directors of the Company shall determine the “Fair Market Value” in good faith and taking into account the Company’s most recent valuation; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2(b) in connection with the Company’s initial public offering of Common Stock (an “IPO”), the Fair Market Value shall be the per share offering price to the public in the IPO multiplied by the Fully Diluted Capitalization as of the date of the IPO; provided, further, that, if the Direct Listing is effectuated in connection with the Otonomo Acquisition, then the Fair Market Value shall be the lesser of (1) $271,000,000, plus the Company’s cash-on-hand and cash equivalents, minus the aggregate outstanding Indebtedness owed to the Junior Lenders under the Loan Documents, the Lenders under the Loan Agreement, and other outstanding borrowed money indebtedness of the Company incurred outside of the ordinary course of business, in each case, measured immediately prior to the consummation of the Otonomo Acquisition, and (2) the definition of Aggregate Valuation in the Otonomo Merger Agreement (the lesser of (1) and (2), the “Otonomo Valuation”); provided, further, that if the Warrant is exercised in connection with a Merger Event, the entirety of the cash and value of the property that could potentially be paid or distributed to the Company’s stockholders (in their capacities as such) in connection with such transaction including any earn outs, holdbacks or other contingent consideration (whether or not actually received) shall be the basis for determining Fair Market Value of the Stock.

(c)
Certificates. The rights under this Warrant shall be deemed to have been exercised and the Stock issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Stock as of the close of business on such date, and, as promptly as reasonably practicable on or after such date, but in no event greater than ten (10) Business Days if the Stock is not traded on any securities exchange or two (2) Business Days if the Stock is traded on any securities exchange, the Company shall deliver a certificate evidencing such Stock and cause appropriate book entries to be made in its records to reflect the same.
(d)
No Fractional shares of Stock or Scrip. No fractional shares of Stock shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share of Stock to which Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
(e)
Reservation of shares of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued Common Stock (or Future Round Stock, as the case may be) for the purpose of effecting the exercise of this Warrant such number of shares of Stock (and Common Stock for issuance on conversion of Future Round Stock, as applicable) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued Common Stock, or Future Round Stock, as the case may be (and Common Stock for issuance on conversion of Future Round Stock, as applicable) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to Holder, the Company shall increase its authorized and unissued Common Stock or Future Round Stock, as the case may be (and Common Stock for issuance on conversion of Future Round Stock, if applicable) to a number of shares of Stock as shall be sufficient for such purposes.
3.
Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
4.
Transfer of the Warrant.
(a)
Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided however, that the Company shall promptly record the transfer of this Warrant on the Warrant Register upon receipt of written notification of such transfer made as allowed in this Warrant. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.
(b)
Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the shares of Stock or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.
(c)
Transferability of the Warrant. Subject to the provisions of this Warrant and the Securities Act, this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.
(d)
Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act, the Company shall issue to or on the order of Holder a new warrant or warrants of like tenor without charge, in the name of Holder or as Holder (on payment by Holder of any applicable transfer taxes) may direct, for the number of shares of Stock issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.
(e)
Transfer Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable. The Company shall not otherwise charge any fee in connection with any such transfer.
5.
Restrictions on Transfer of the Warrant and shares of Stock; Compliance with Securities Laws. By acceptance of this Warrant, Holder agrees to comply with the following:
(a)
Restrictions on Transfers of Warrants. This Warrant may be transferred by Holder in whole or in part to as long as such transfer is made in accordance with the Securities Act upon written notice to the Company, such notice containing the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee. By its acceptance of this Warrant, such transferee that becomes a Holder hereby makes to the Company each of the representations and warranties set forth in Section 11 hereof and agrees to be bound by all of the covenants, terms and conditions of this Warrant as if the original Holder hereof. Holder hereby agrees to surrender this Warrant to the Company for reissuance to the transferee(s). Notwithstanding the foregoing, so long as no default shall have occurred and is continuing under the Loan Agreement or this Warrant, Holder shall not assign this Warrant or any portion of this Warrant to any Person who in the reasonable estimation of Holder is a direct competitor of the Company, whether as an operating company or direct or indirect parent with voting control over such operating company or to a “vulture” hedge fund.
(b)
Securities Law Legend. This Warrant and its underlying securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped, imprinted, or electronically notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(c)
Instructions Regarding Transfer Restrictions. Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.
(d)
Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(b) stamped on any certificate evidencing the shares of Stock (and the Common Stock issuable upon conversion thereof) shall be removed and the Company shall issue a certificate without such legend to Holder of such securities (i) in connection with sale of such securities that has been registered under the Securities Act pursuant to an effective registration statement, or (ii) if such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.
6.
Adjustments and Related Rights. The number and kind of shares of Stock purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:
(a)
Merger or Reorganization. If at any time there shall be Merger Event, then, prior to closing of such Merger Event, lawful provision shall be made so that Holder shall thereafter be entitled to receive at its election, upon exercise of this Warrant, (i) the number of shares of Stock or Underlying Securities that Holder would have received in connection with such Merger Event if Holder had exercised this Warrant immediately prior to the Merger Event, or (ii) the number of shares of stock or other equity interests Holder would be entitled to receive if the surviving entity in such Merger Event assumed this Warrant. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors and reasonably acceptable to Holder) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price, the ability of Holder to elect the class and series of Stock as set forth in the definition thereof, and adjustments to ensure that the provisions of this Section 6 shall thereafter be applicable, as nearly as possible, to the purchase rights under this Warrant in relation to any Underlying Securities thereafter acquirable upon exercise of such purchase rights) shall continue to be applicable in their entirety, as near as reasonably may be. In connection with a Merger Event and upon Holder’s written election to the Company, the Company shall cause this Warrant to be exchanged for the consideration that Holder would have received if Holder had chosen to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant without actually exercising such right, acquiring such shares and exchanging such shares for such consideration. The provisions of this Section 6(a) shall similarly apply to successive Merger Events.
(b)
Reclassification of Stock. Except for Merger Events subject to Section 6(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change; provided to the extent the Holder has the right to elect to receive upon exercise either Common Stock or Future Round Stock, the adjustment under this Section (b) shall apply solely to the class and series of Stock that has been so combined, reclassified, exchanged or subdivided and shall not impair Holder’s right to elect to exercise the purchase rights for any other class or series of Stock. The provisions of this Section 6(b) shall similarly apply to any successive combination, reclassification, exchange, subdivision or other change.
(c)
Subdivisions and Combinations. In the event that the outstanding shares of Common Stock or Future Round Stock, as the case may be, are subdivided (by stock split, by payment of a stock distribution or otherwise) into a greater number of shares of Stock, the number of shares of Stock issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding Common Stock or Future Round Stock, as the case may be, are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of shares of Stock issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.
(d)
Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 6, the number of shares of Common Stock or other securities issuable upon conversion of the Stock shall be subject to the anti-dilution adjustment and protective provisions in accordance with the Charter. To the extent permitted under applicable law, the Stock and the Underlying Securities shall not be subject to any “pay-to-play” provisions required under the Charter or otherwise, in order to achieve the benefits of this Section (d). The anti-dilution rights set forth in the Charter shall not be restated, amended or modified in any manner which affects Holder’s rights adversely and differently than all other holders of Stock without Holder’s consent. The Company shall provide Holder with any restatement, amendment or modification to the Charter promptly after the same has been made.

(e)
Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities or offer for subscription pro rata to holders of its securities any additional securities; (ii) there shall be any Merger Event, Direct Listing or SPAC Transaction; (iii) there shall be an IPO; (iii) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to Holder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such event described in (i), (ii) or (iii), above, (specifying the date on which Holders of the Company’s securities shall be entitled thereto) or for determining rights to vote in respect of such event or for exchanging shares of stock for securities or other property deliverable upon such event); and (B) in the case of an IPO, Merger Event, Direct Listing or SPAC Transaction, the Company shall give Holder at least thirty (30) days’ written notice prior to the effective date thereof. Any such notice shall state the event giving rise to the adjustment, including adjustment of the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of Holder, furnish or cause to be furnished to Holder a certificate setting forth (x) such adjustments, (y) the Exercise Price at the time in effect and (z) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.
(f)
IPO. If the Company shall effect an IPO, which results in the conversion of the Stock into Common Stock (or any other class or series of shares) pursuant to the provisions of the Charter in effect immediately prior to or upon such offering, then, effective upon such offering, this Warrant shall change from the right to purchase Stock to the right to purchase Common Stock (or such other class or series of shares, if applicable), and Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of Common Stock (or such other class or series of shares, if applicable) which would have been receivable by Holder upon the exercise of this Warrant for Stock immediately prior to such conversion of such Stock into Common Stock (or such other class or series of shares, if applicable), and in such event appropriate provisions shall be made with respect to the rights and interest of Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Exercise Price and of the number of shares of Stock purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to Common Stock (or such other class or series of shares, if applicable) deliverable upon the exercise hereof.
(g)
Information Rights; Confidentiality. For as long as Holder holds this Warrant or the Stock issuable upon exercise hereof (including any Underlying Securities), the Company shall deliver Holder the Company’s quarterly financial statements and a current capitalization table within 45 days of the end of each quarter or sooner if available, and its annual financial statements within 210 days of the end of each fiscal year or sooner if available; provided, in each case, that such Holder shall be subject to the same confidentiality obligations set forth in Section 13.12 of the Loan Agreement. Notwithstanding the foregoing, the Company shall have no separate obligation hereunder to deliver to Holder any information the substantial equivalent of which shall have been provided to Holder pursuant to the Loan Agreement or, after an IPO, available through timely made publicly available filings with the Securities and Exchange Commission.
(h)
Merger Event; SPAC Transaction; Direct Listing; IPO. In the event of (i) a Merger Event, (ii) a SPAC Transaction, (iii) a Direct Listing, or (iv) the consummation of the IPO, this Warrant shall be automatically exchanged for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares then issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Merger Event, SPAC Transaction, Direct Listing or IPO and purchased all such shares pursuant to the cashless exercise provision set forth in Section 1.2 hereof.
7.
Expiration of the Warrant. This Warrant shall no longer be exercisable as of 5:00 p.m., Pacific time, on December 16, 2031.
8.
Automatic Cashless Exercise upon Expiration. In the event that, upon the expiration of this Warrant, the fair market value of one share of Stock (or other security issuable upon the exercise hereof) as determined in accordance with Section 2(b) above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 2(b) above as to all shares of Stock (or such other securities) for which it shall not previously have been exercised at the Exercise Price for the most recently issued class or series of Stock, and the Company shall, within a reasonable time, but in no event greater than three (3) Business Days, deliver to Holder a certificate representing the shares of Stock (or such other securities) issued upon such exercise.
9.
No Rights as Stockholder. Nothing contained herein shall entitle Holder to any rights as a share of stockholder of the Company or to be deemed Holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon Holder, as such, any right to vote for the election of directors or upon any matter submitted to share of stockholders at any meeting thereof, or to give or withhold consent to any action (whether upon any recapitalization, issuance of shares of Stock, reclassification of shares of Stock, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive distributions or subscription rights or any other rights of a share of stockholder of the Company until the rights under the Warrant shall have been exercised and the shares of Stock purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.
10.
Representations and Warranties of the Company. Company represents, warrants and covenants to the Company as follows:
(a)
Capitalization; Issuance. The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, 154,791 of which are issued and outstanding, and 160,000 shares of Preferred Stock, all of which are designated Series C Preferred Stock, all of which are currently issued and outstanding. The Company has reserved (i) 771,680 shares of Common Stock for issuance upon the exercise of options granted and currently outstanding under the Company’s 2013 Equity Incentive Plan (the “Stock Plan”), of which 726,261 remain available for issuance. All issued and outstanding shares of Common Stock and Preferred Stock of the

Company have been duly authorized and validly issued and are fully paid and nonassessable, and were issued in full compliance with all federal and state securities laws.
(b)
Reservation of Stock. The Common Stock issuable upon exercise of Holder’s rights hereunder has been or, in the case of Future Round Stock, will be duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to Holder true, correct and complete copies of its Charter and current bylaws.
(c)
Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.
(d)
Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the Underlying Securities into which it may be converted, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (i) does not violate the Charter or the Company’s current bylaws; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (iii) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.
(e)
Exempt Transaction. Subject to the accuracy of Holder’s representations in Section 10, the issuance of the Stock upon exercise of this Warrant, and the issuance of the Common Stock upon conversion of the Stock, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.
(f)
Compliance with Rule 144. If Holder proposes to sell Stock issuable upon the exercise of this Warrant, or the Common Stock into which it is convertible, in compliance with Rule 144 promulgated by the SEC, then, upon Holder’s written request to the Company, the Company shall furnish to Holder, within five (5) Business Days after receipt of such request, a written statement confirming or denying the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.
(g)
Registration Rights. The Company agrees that the shares of Common Stock issued and issuable upon conversion of the Stock issuable upon exercise of this Warrant, and, at all times (if any) when the Stock shall be Common Stock, the Stock issued and issuable upon exercise of this Warrant, shall have the “Piggyback,” and S-3 registration rights pursuant to and as set forth in Section 2.1(b) and Section 2.2 of the Rights Agreement on a pari passu basis with the stockholders of the Company who are parties thereto. The provisions set forth in the Rights Agreement in effect as of the Effective Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the shares of Stock issued and issuable upon exercise hereof in the same manner as such amendment, modification, or waiver affects the rights associated with all outstanding shares of Stock whose holders are parties thereto.
11.
Representations and Warranties of Holder. By acceptance of this Warrant, Holder represents and warrants to the Company as follows:
(a)
No Registration. Holder understands that this Warrant and the Underlying Securities have not been, and will not be, registered under the Securities Act or qualified under applicable state securities laws by reason of the fact that the issuance of this Warrant is exempt from the registration and qualification provisions thereof, the availability of which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein or otherwise made pursuant hereto.
(b)
Investment Intent. Holder is acquiring this Warrant (and shall, if applicable, acquire the Underlying Securities) for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Holder has no present intention of selling, granting any participation in, or otherwise distributing this Warrant, or the Underlying Securities nor does it have any contract, undertaking, agreement or arrangement for the same. Holder has not been formed for the specific purpose of acquiring this Warrant or the Underlying Securities.
(c)
Investment Experience. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.
(d)
Speculative Nature of Investment. Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold this Warrant and its underlying securities an indefinite period of time and to suffer a complete loss of its investment.
(e)
Access to Data. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the Underlying Securities. Holder further has had an opportunity to ask questions and receive answers regarding the terms and conditions of the offering of this Warrant and the Underlying Securities and to obtain additional information necessary to verify any information furnished to Holder or to which Holder has access.
(f)
Accredited Investor. Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.
(g)
Residency. Holder’s principal place of business is correctly set forth on the signature page hereto.
(h)
Restrictions on Resales. Holder acknowledges that this Warrant and the Underlying Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of securities being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Holder wishes to sell shares of the Stock or the Underlying Securities and that, in such event, Holder may be precluded from selling shares of the Stock or the Underlying Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of shares of Stock or the Underlying Securities. Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.
(i)
No Public Market. Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.
(j)
Brokers and Finders. Holder has not engaged any brokers, finders or agents in connection with this Warrant, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or the Underlying Securities.
(k)
Advisors. Holder has had the opportunity to review this warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel and tax advisors. Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant. Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.
(l)
No “Bad Actor” Disqualification. Neither (i) Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.
12.
Miscellaneous.
(a)
Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and Holder.
(b)
Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.
(c)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(i)
if to Holder, to Holder at Holder’s address, facsimile number or electronic mail address as shown on the signature page hereto, or at such other current address, facsimile number or electronic mail address as the Company shall have furnished to Holder from time to time, with a copy (which shall not constitute notice) to Steven O. Gasser, Esq., PremierCounsel, LLP, 201 Spear Street, Suite 1100, San Francisco, CA 94105, e-mail: sgasser@premiercounsel.com;
(ii)
if to the Company, to the attention of the Chief Executive Officer of the Company at the Company’s address, facsimile number or electronic mail address as shown on the signature page hereto, or at such other current address, facsimile number or electronic mail address as the Company shall have furnished to Holder from time to time, with a copy (which shall not constitute notice) to with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, P.C., One Market Plaza, Spear Tower, Suite 3300, San Francisco, CA 94105, Attention: Robert G. O’Connor, ROConnor@wsgr.com.

Any notice or other communication provided pursuant to this Section 12(c) shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the share of United States mail, addressed and mailed as aforesaid, (iii) if sent via facsimile, upon confirmation of facsimile transfer, or (iv) if sent via electronic mail, upon confirmation of delivery when directed to the electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

(d)
Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
(e)
Jurisdiction and Venue. Each of Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within San Mateo County, State of California, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.
(f)
Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS WARRANT. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of San Mateo County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Mateo County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Mateo County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

(g)
Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
(h)
Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.
(i)
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(j)
Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act
(k)
Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument
(l)
Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.
(m)
No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against impairment
(n)
Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

(signature page follows)

The Company and Holder sign this Warrant as of the date stated on the first page.

URGENTLY INC.

By:

Name:

Title:

HOLDER

By:

Name:

Title:

Address:

EXHIBIT A

NOTICE OF EXERCISE

TO: URGENT.LY INC. (the “Company”)

Attention: Chief Executive Officer

Capitalized terms used but not defined herein shall have the meaning provided in the attached Warrant.

(1)
Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares of Stock:

Type of security:

(2)
Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares of Stock in full, together with all applicable transfer taxes, if any.

The net issue exercise provisions of Section 2(b) of the attached warrant.
(3)
Certificate. Please issue a certificate or certificates representing the Stock in the name of:

The undersigned

Other—Name:

Address:

(4)
Investment Intent. The undersigned represents and warrants that the aforesaid shares of Stock are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act of 1933, as amended, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares of Stock in violation of the Securities Act of 1933, as amended, nor does it have any contract, undertaking, agreement or arrangement for the same.
(5)
Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY: URGENT.LY INC.

WARRANT: THE WARRANT TO PURCHASE _______________________________ ISSUED ON [INSERT DATE] (THE “WARRANT”)

DATE: _________________________

(1)
Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares of Stock set forth below:

Name of Assignee:

Address of Assignee:

Number of shares of Stock Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Urgent.ly Inc. maintained for the purpose, with full power of substitution in the premises.

(2)
Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of Stock to be issued upon exercise of the rights thereunder (and any shares of Stock issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.
(3)
Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act of 1933, as amended, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares of Stock in violation of the Securities Act of 1933, as amended, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 91 of the Warrant are true and correct as to Assignee as of the date hereof.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR (Print name of Assignor) (Signature of Assignor) (Print name of signatory, if applicable) (Print title of signatory, if applicable) Address:	ASSIGNEE (Print name of Assignee) (Signature of Assignee) (Print name of signatory, if applicable) (Print title of signatory, if applicable) Address:

(Print title of signatory, if applicable) Address:

Warrant – Urgent.ly Inc. – Structural Capital Investments III, LP

(Print title of signatory, if applicable) Address:

Warrant – Urgent.ly Inc. – Structural Capital Investments III, LP